Exhibit 15.4

CONSENT

We hereby consent to the use of information from our monthly reports "Audit Report Beer and Soft Drink", covering the period January 1995 to December 2006, on Form 20-F of Fabrica Nacional de Cervezas S.A.. We further consent to the use of our name in such Form 20-F, and to the filing of this consent as an exhibit thereto and to the incorporation of this consent into any registration statement that Quinsa may file.

/s/ Diego Rodriguez

A.C. Nielsen de Colombia S.A. Sucursal Uruguay
Rodriguez, Diego
Apoderado